UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DERMA GLISTEN, INC
(Exact name of registrant as specified in its charter)

NEVADA	2844	81-4940058
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14260 W. Newberry Rd. Suite 328 Newberry, FL 32669-2765 Telephone: (775) 321-8226
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting Company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Smaller reporting Company	☒	Non-accelerated filer	☐
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share(1)	4,000,000	$0.025	$100,000	$12.45
Total	4,000,000	$0.025	$100,000	$12.45

___________

(1) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DERMA GLISTEN

a Nevada corporation

4,000,000 Shares of Common Stock

This is the initial offering of common stock of DERMA GLISTEN and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.025 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Jessica Foster, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares she may sell. Jessica Foster will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 314-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.025 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus.

	Offering Price Share	Commissions	Proceeds to Company If 100% of shares are sold	Proceeds to Company If 75% of shares are sold	Proceeds to Company If 50% of shares are sold	Proceeds to Company If 25% of shares are sold
Common Stock	$0.025	Not applicable	$100,000	$75,000	$50,000	$25,000
Less: Offering Costs	-	Not applicable	8,512	8,512	8,512	8,512
Net Proceeds: Totals	$0.025	Not applicable	$91,488	$66,488	$41,488	$16,488

DERMA GLISTEN currently has limited operations. The Company is an emerging growth Company, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. Our independent registered public accountant has issued an audit opinion on DERMA GLISTEN which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company is a shell Company as defined in Rule 405, because it is a Company with nominal operations and it has assets consisting solely of cash and cash equivalents.

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH RISK. WE URGE YOU TO READ CAREFULLY THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8, WHERE WE DESCRIBE RISKS ASSOCIATED WITH AN INVESTMENT IN DERMAGLISTEN AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is_______, 2018.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	31
INDEMNIFICATION OF DIRECTORS AND OFFICERS	31
RECENT SALES OF UNREGISTERED SECURITIES	31
EXHIBITS	32
UNDERTAKINGS	33
SIGNATURES	35

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

In this prospectus, unless otherwise specified references to “the Company”, “our Company”, “we”, “us” or “our” mean DERMA GLISTEN, unless the context otherwise requires. All financial information is stated in United States dollars unless otherwise specified. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

DERMA GLISTEN as an emerging growth Company could be capable of taking advantage of several exceptions, such as those that follow, but the Company has opted not to take advantage of these exceptions:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth Company status, if an issuer was an emerging growth Company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth Company. Any other Company that has ceased to be an emerging growth Company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth Company. In addition, following cessation of emerging growth Company status, a Company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance; Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure; Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures; Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements; Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth Company. Similarly, an emerging growth Company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth Company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth Company need not comply with any new or revised financial accounting standard until such date that a Company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic Company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting; Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

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PCAOB Rules; The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth Company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a. Solicitation of proxies in violation of rules and regulations:

It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of her name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b. Giving or refraining from giving proxy in respect of any security carried for account of customer:

1. It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment Company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2. With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

The Company

DERMA GLISTEN is a Company that operates as an on-line store specializing in products that will enhance the appearance of our customers’ facial skin. The Company intends to sell products to treat skin, not makeup products to cover skin. The Company intends to create a one-stop shop for products available for facial skin care.

The Company offers a facial kit that includes a Wash $27.00, an Exfoliate $49.00, a Hydrate $37.00, a Restore $42.00 and an electric battery-operated scrubber $29.00. The individual cost of the separate components would be $184.00 but purchased as a facial skin care kit we offer the package for $137.00 plus shipping.

Customers are able to buy the individual products to replace items used at retail price or they can buy all the products minus the electric scrubber (a replacement kit) for $115.00.

All our skin care products are sourced from all-natural ingredients! With our perfect skincare formula packed with vitamins, nutrients and antioxidants, our customers will achieve that healthy, inner glow and meet their skin care goals.

From inception until the date of this filing, we have initiated our operating activities. Our financial statements from inception (January 10, 2017) through November 30, 2017, report limited revenues and a net loss of $4,279. Our independent registered public account has issued an audit for DERMA GLISTEN which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

DERMA GLISTEN anticipates that it will derive its income from the sale of its proposed facial skin care products. We do not anticipate earning significant revenues until such time as we increase our commercial operations. Since we are presently in the development state of our business, we can provide no assurance that we will successfully identify and sell any products or services related to our planned activities.

We were incorporated under the laws of Nevada effective January 10, 2017. Our principal business offices are 14260 W. Newberry Rd. Suite 328 Newberry, FL 32669-2765, Telephone: (775) 321-8226.

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The Offering

DERMA GLISTEN has 5,000,000 of common stock issued and outstanding and is registering an additional maximum of 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.025 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. DERMA GLISTEN will receive all proceeds from the sale of the common stock.

The Issuer:	DERMA GLISTEN, INC

Securities Being Offered:	4,000,000 shares of common stock

Offering Price:	A price, if and when the Company sells the shares of common stock, is set at $0.025

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 180 days after the registration statement becomes effective with the Securities and Exchange commission whichever occurs first. (see Plan of Distribution)

Number of shares after the offering	In the event that all of the shares being offered in this offering are sold, 9,000,000 common shares will be issued and outstanding after this offering is completed.

Net Proceeds

DERMA GLISTEN will receive all proceeds from the sale of the common stock. If the maximum of 4,000,000 common shares being offered are sold, the total maximum net proceeds to the Company will be $91,488 (net of the $8,512 registration costs). There is no minimum number of shares to be sold in this offering, nor is there any guarantee that the Company will raise any proceeds from this offering.

Outstanding Shares of Common Stock before Offering:	There are 5,000,000 shares of common stock issued and outstanding as of November 30, 2017, held solely by our President and Chief Executive Officer and Secretary, Jessica Foster.

Minimum number of shares to be sold in offering	There is no minimum number of shares to be sold in this offering.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. DERMA GLISTEN has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

Summary of Financial Data

The following summary of financial data summarizes certain information from our financial statements as of November 30, 2017.

	As of May 31, 2017	As of November 30, 2017
Revenues	$0	158
Operating Expenses	$1,709	2,728
Accumulated Net Loss	$(1,709)	(2,570)
Working Capital	$3,291	(1,899)
Stockholder’s Equity	$3,291	721
Cash Balance	$1,103	45

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our Company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our Company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized early-stage Company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on January 10, 2017 and to date have been involved primarily in organization activities. We have not yet fully commenced business operations. Further, we have not yet fully initiated our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successfully. We have earned limited revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market using online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to production, the market acceptance of our product, online store, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market our prospective product, we anticipate that DERMA GLISTEN will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating her tory upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are an early-stage organization and have a correspondingly small financial and accounting organization. Being a public Company may strain our resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

We are an early-stage Company with no developed finance and accounting organization and the rigorous demands of being a public Company require a structured and developed finance and accounting group. As a reporting Company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to us as we develop our business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

Our Company’s management has no prior experience in running a public Company; the Company may be faced with additional costs to maintain its reporting requirements. Such costs could have a material adverse effect on our business financial condition and operating results.

Because the Company’s management has no prior experience in running a public Company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice. These costs may be significant and such costs may have an adverse effect on our ability to operate and our results of operations.

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We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on January 10, 2017 to November 30, 2017, we had a net loss of $4,279. We have generated limited revenues from operations and do not expect to generate significant revenues from operations unless and until we are able to bring our concept to the market place. There is a risk that we may never bring our concept to the market place or that our business concept will attract customers. In addition, there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

One of the biggest challenges facing us will be in securing adequate capital to continue to expand our business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. We must keep our expenses and the costs of marketing and distribution at a minimum in order to generate a profit from the revenues that we anticipate receiving from the sales of our product. Third, in order to expand, we will need to continue implementing effective sales and marketing strategies to reach and forge new business markets and consumers. We have devised our initial sales, marketing and advertising strategies. We will need to continue to refine these strategies and skillfully implement them in order to achieve ongoing and long-term success in our business. Fourth, we will continuously identify, attract, solicit and manage potential employee talent, which requires us to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for us as it requires expending substantial resources to identify and train new personnel and also to replace personnel. These tasks require significant time and attention from our management and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our life, we have to date conducted only limited advertising and marketing to reach customers. In addition, we have not yet located the sources of funding for further development on a broader scale through acquisitions or other major partnerships. If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop our proposed expanded operations and business plan. Moreover, the above assumes that our products are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future product sales. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountants’ audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or if we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us.

Our competition is well established.

The skin care market is dominated by many well-known brands. These established brands are well accepted globally. We will need to differentiate our products from those already on the market and identify their particular qualities that will make them acceptable to consumers. There is no guarantee that we will be able to realize commercial acceptance of our proposed products in such an established competitive market.

We intend to outsource all aspects of our products and will not be in complete control of our deliverables.

Our initial products are OEM branded products that we purchase from existing cosmetic manufacturers. We will not be in control of our delivery which could affect our ability to supply our customers. Most of our products may be sourced outside of America and we may face increase in duties, shipping and currency fluctuations that could affect our costs and profits. In the event that any of our suppliers no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

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Our president and chief executive officer does not have any formal training specific to the skin care business.

Our President and Chief Executive Officer is Jessica Foster. While, Jessica Foster does have some sales experience she has no direct training or experience in skin care and or the makeup industry. Her lack of knowledge could impact our operations; earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Our current president and chief executive officer has other business interests.

Jessica Foster, our President and Chief Executive Officer, currently devotes approximately eight to twelve hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Jessica Foster to our Company could negatively impact our business development.

We have requirements for and there is an uncertainty of access to additional capital.

At November 30, 2017, we had cash of $44 and working capital deficit of $1,899. We will continue to incur development costs to fund our plan of operations and intend to fund our plan of operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have minimal cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operations have generated limited cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We have planned for three phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan.

Our failure to obtain such additional financing could result in delay or indefinite postponement of further operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on January 10, 2017 and we have realized limited revenue. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our proposed product; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

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We may not be able to gain any significant market acceptance.

The Company’s growth strategy is substantially dependent upon its ability to access the on-line consumer. However, our planned product(s) may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company to produce product and achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

RISKS ASSOCIATED WITH THIS OFFERING

There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow the Company to meet its goals.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for her efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if the Company sells less than the 25% ($25,000) of this offering, the Company will not be able to implement it plan of operations (refer ‘Use of Proceeds” Page 15). If necessary, the Company’s sole officer and director Jessica Foster has indicated that she will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Ms. Foster other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a Company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

Our officers and directors may have a conflict of interest with the minority shareholders.

Jessica Foster, our President and Chief Executive Officer and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 4,000,000 shares in this offering, Jessica Foster will own approximately 55.56% of all shares of common stock of the Company. The interest of Jessica Foster may not be, at all times, the same as that of our other shareholders. Jessica Foster is not simply a passive investor but is also an executive officer and director of the Company and her interests as an executive may, at times be averse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Jessica Foster exercising, in a manner fair to all of our shareholders, her fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Jessica Foster has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Company will make our common stock less attractive to investors.

We are an “emerging growth Company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

11

There has been no prior public market for our securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for our securities and we cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in us. We intend to apply for quotation of our common stock on the OTCMKTS as soon as possible, which may be while this offering is still in process. However, we do not know if we will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTCMKTS. If for any reason the common stock is not listed on the OTCMKTS or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If we are not successful in our application for quotation on the OTCMKTS, we will apply to have its securities quoted by the Pink OTCMKTS Markets, Inc., real-time quotation service for over-the-counter equities.

Our shares may not become eligible to be traded electronically which could result in brokerage firms being unwilling to trade them.

Our shares of common stock may be eligible to be quoted on the OTCMKTS and OTCMKTS. Our shares are not eligible with Depository Trust Company (DTC) to trade electronically. Because we are not DTC eligible, our shares will not be electronically transferred between brokerage accounts, the practical effect of which means that our shares will not trade much, if at all, on the OTCMKTS or OTCMKTS. In order for our shares to trade on the OTCMKTS or OTCMKTS, our shares would need to be traded manually between broker dealers and their accounts, which is time consuming, costly and cumbersome. We cannot guaranty that our shares will ever become DTC eligible or, if in the event we apply for DTC eligibility, how long it will take to become eligible.

We do not intend to pay dividends to our stockholders so investors will not receive any return on investment in us prior to selling their equity interest.

We do not project paying dividends but anticipate that we will retain future earnings for funding our growth and development. Therefore, investors should not expect us to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares, and if and when a market for such shares develops. Furthermore, even if a market for our securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

Our stock will be a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

As the Company’s shares may be trading under $5.00 per share is the offering becomes effective, the shares may be traded as a “penny stock”. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the OTC Markets Group (“OTCMKTS”). The OTCMKTS is a regulated quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTCMKTS is not an issuer listing service, market or exchange. Although the OTCMKTS does not have any listing requirements per say, to be eligible for quotation on the OTCMKTS, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA or that application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between DERMA GLISTEN and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

12

Offering price has been arbitrarily set by Company.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 10, 2017 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

Investing in the Company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and to not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

The Company’s management could issue additional shares.

The Company has 200,000,000 authorized common shares, of which 5,000,000 are currently issued and outstanding and up to 9,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, or your investment.

We do not have an escrow or trust account for investors’ subscriptions.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of DERMA GLISTEN, regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law and our Articles of Incorporation may protect our director from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment or other circumstances.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confidence in our reports of financial information.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, after our Registration Statement is declared effective by the Securities and Exchange Commission, we intend to make a filing to which would result in the Company becoming a mandatory filer under the Securities Exchange Act of 1934, as amended. For subsequent reports, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we intend to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on January 10, 2017 and we have realized only limited revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

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Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Further any safe harbor protections implied or stated do not apply to any statements made in connection with the offer. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.

USE OF PROCEEDS

DERMA GLISTEN offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.025. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively. If $25,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek additional financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Gross Proceeds From This Offering	25% of Shares Sold ($25,000)	50% of Shares Sold ($50,000)	75% of Shares Sold ($75,000)	100% of Shares Sold ($100,000)
Less: Offering Expenses	$-	$-	$-	$-
Legal & Accounting	6,500	6,500	6,500	6,500
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
Registration fee	12	12	12	12
TOTAL	8,512	8,512	8,512	8,512

Less: General Business Development
Initial inventory	5,000	27,000	40,000	50,000
Shipping and Duties	500	1,000	2,000	3,000
TOTAL	9,000	28,000	42,000	53,000

Less: Logo Design and Website
Logo development	300	500	500	500
Website development	1,000	2,000	3,000	4,000
Website Support	2,000	3,000	4,000	8,000
TOTAL	3,300	5,500	7,500	12,500

Less: Sales & Marketing
Social media marketing	1,000	2,000	6,000	8,000
Search Engine Optimization (“SEO”)	1,000	2,000	5,000	7,000
Google Ad Words	1,000	2,000	4,000	7,000
TOTAL	3,000	6,000	15,000	22,000

Less: Administration Expenses
Office supplies	938	1,488	1,488	1,988
Telephone/fax	250	500	500	1,000
TOTAL	1,188	1,988	1,988	3,988

TOTALS	25,000	50,000	75,000	100,000
NET PROCEEDS FROM OFFERING	$16,488	$41,488	$66,488	$91,488

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DERMA GLISTEN will establish a separate bank account and all proceeds will be deposited into that account. In the event the Company sells less than the 25% ($25,000) of this offering, the Company will not be able to implement its plan of operations. If necessary, the Company’s sole officer and director Jessica Foster has indicated that she will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Ms. Foster. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held Company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.025 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on January 10, 2017. Jessica Foster, the Company’s sole officer and director purchased 5,000,000 (five million) common shares at a price $0.001 per share a difference of $0.024 per share lower than the price in this offering, with $5,000 in net proceeds to the Company. The 5,000,000 shares of Jessica Foster valued at $5,000 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.” Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.025
Post offering net tangible book value	$93,209
Potential gain to existing shareholders	$100,000
Net tangible book value per share after the offering	$0.0104
Increase to present stockholders in net tangible book value per share after the offering	$0.0105
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing stockholder (1)	$5,000
Number of shares outstanding before the offering	$5,000,000
Number of shares after the offering held by existing stockholder	$5,000,000
Existing stockholders percentage of ownership after offering	55.56%

Purchasers of Shares if all of the Shares are Sold

Price per share	$0.025
Post offering net tangible book value	$93,209
Increase in net tangible book value per share after the offering	$0.0102
Dilution per share	$0.0146
Capital contributions by purchasers of shares	$100,000
Capital contribution by existing stockholder	$5,000
Percentage capital contribution by purchasers of shares	95%
Percentage capital contribution by existing stockholder	5%
Anticipated net offering proceeds	$93,209
Number of shares after the offering held by public investors	4,000,000
Total shares issued and outstanding	9,000,000
Purchasers of shares percentage of ownership after offering	44.44%
Existing stockholders percentage of ownership after offering	55.56%

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Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.025
Post offering net tangible book value	$68,209
Post offering net tangible book value per share	$0.0085
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0087
Dilution per share	$0.0165
Capital contributions by purchasers’ shares	$75,000
Capital contributions by existing shareholders	$5,000
Percentage of capital contributions by purchasers of shares	94.0%
Percentage of capital contribution by existing shareholders	6.0%
Anticipated net offering proceeds	$67,488
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	8,000,000
Purchasers of shares percentage of ownership after offering	38.0%
Existing stockholders percentage of ownership after offering	63.0%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.025
Post offering net tangible book value	$43,209
Post offering net tangible book value per share	$0.0062
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0054
Dilution per share to new investors	$0.0063
Capital contributions by purchasers of shares	$50,000
Capital contribution by existing shareholders	$5,000
Percentage capital contributions by purchasers of shares	91.0%
Percentage capital contributions by existing shareholders	9.0%
Anticipated net offering proceeds	$42,488
Number of shares after offering held by public investors	2,000,000
Total issued and outstanding	7,000,000
Purchasers of shares percentage of ownership after offering	28.57%
Existing stockholders percentage of ownership after offering	71.43%

Purchasers of Shares in this Offering in 25% of Shares Sold

Price per share	$0.025
Post offering net tangible book value	$18,209
Post offering net tangible book value per share	$0.0030
Pre-offering net tangible book value per share	$0.0001
Increase in net tangible book value per share after offering	$0.0032
Dilution per share to new investors	$0.0220
Capital contributions by purchasers of shares	$25,000
Capital contribution by existing shareholders	$5,000
Percentage capital contributions by purchasers of shares	83.0%
Percentage capital contributions by existing shareholders	17.0%
Anticipated net offering proceeds	$17,488
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	6,000,000
Purchasers of shares percentage of ownership after offering	16.67%
Existing shareholders percentage of ownership after offering	83.33%

________________

(1) Jessica Foster, our sole shareholder (and President and Chief Executive Officer) acquired 5,000,000 shares of common stock at $0.001 per share for a total cost of $5,000.

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PLAN OF DISTRIBUTION

DERMA GLISTEN has 5,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.025 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Jessica Foster will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1943 as amended (the “Exchange Act”). In general Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participated in an offering of the issuer’s securities. Jessica Foster is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Jessica Foster will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Jessica Foster is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 month), an associated person of a broker or dealer. At the end of the offering, Jessica Foster will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Jessica Foster will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

DERMA GLISTEN will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.025 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.025 per share.

In order to comply with the applicable securities law of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification require is available and with which DERMA GLISTEN has complied.

In addition, and without limited the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. DERMA GLISTEN will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our officer and director, Jessica Foster, who will offer and sell the shares, offered hereby, is aware that she is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share. As of November 30, 2017, there were 5,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record.

Common Stock

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock representing 50.1% of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Our By-laws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statues of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or By-laws of the corporation. Our Articles of Incorporation and By-laws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of DERMA GLISTEN, regardless of whether such acquisition may be in the interest of our stockholders.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, DERMA GLISTEN will act as its own transfer agent.

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RULE 144 AND REGISTRATION AGREEMENTS

All 5,000,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 5,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

Because our Company is a shell company, there are restrictions imposed upon the transferability of unregistered shares.

DERMA GLISTEN is a shell company as defined in Rule 405, because it is a company with minimal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shared as outlined in Rule 144(i).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Allen C. Tucci, Esq. 1650 Market Street, One Liberty Place, Suite 1800, Philadelphia, PA 19103-7395 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by Michael Gillespie & Associates, PLLC, A PCAB Registered Firm, 10544 Alton Ave., Seattle, WA 98125, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization

DERMAGLISTEN was incorporated on January 10, 2017 under the laws of the State of Nevada. Ms. Jessica Foster has served as President, Chief Executive Officer and Secretary of our Company from January 10, 2017 to the current date. No person other than Jessica Foster has acted as a promoter of DERMA GLISTEN, since our inception. There are no agreements with us pursuant to which Jessica Foster is to receive from us or provide to us anything of value.

General

DERMA GLISTEN is a shell Company as defined in Rule 405, because it is a Company with nominal operations and it has assets consisting primarily of cash and cash equivalents. Our independent registered public accountant has issued an audit opinion which includes statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, there may be illiquidity of any future trading market until the Company is no longer considered a shell Company.

It is the Company’s intention to provide its customers with facial skin care products. The Company’s target market are consumers who are looking for quality skin care products at a reasonable price. We intend to deploy current electronic marketing activities such as Search Engine Optimizations (“SEO”), internet online and social media advertising

From the date of the Company’s inception on January 10, 2017 to November 30, 2017, we have started our plan of operation. The Company has secured its web domain www.dermaglisten.com, designed its product logo and placed its initial product order. The Company, as of the filing of this offering, has built its website and has hired a fulfillment company to warehouse and ship the Company’s products.

By seeking out the best in natural skin care products and staying at the medium end of the pricing spectrum DERMA GLISTEN hopes that consumers will see the perceived value in our product line. Skin care products are highly competitive but the company feels its marketing approach suggesting a skin care regime backed up with its product line will help differentiate the company. Customers will be encouraged to buy the Skin Care Kit which will include all of our products. They will be encouraged to Wash with the scrubber, Exfoliate, Hydrate and then Restore. We expect that this skin care regime will have positive results in a short time.

20

Initially the Company will OEM existing products to establish its market presence and then eventually formulate its own products. Some of the largest and best-known cosmetics companies do not manufacture their own products but are essentially marketing companies. DERMA GLISTEN intends to be a marketing company and be involved in the manufacturing of its product.

There is the likelihood that our Company may never be able to market its skin care products and be able to successfully complete its plan of operation and develop and implement the Company’s on-line retail web-site. If our Company is not capable of building a market for its proposed product, all funds that we spend on development will be lost.

Products

DERMAGLISTEN intends to begin with 5 products.

Wash $27.00 Infused with ultra-calming organic chamomile. Red clover and elderflower extracts deeply penetrate to clean and shrink pores.

Luxurious soap-free lather pampers the face while soothing, softening, and lightly hydrating the skin.

•	Leaves skin clean, fresh and balanced and never leaves behind residue.
•	A soothing formula that penetrates deep into and shrink skin pores without over-drying
•	Calming extracts keep skin plump and hydrated for a healthy and youthful complexion
•	Fragrance free, soap free and pH-balanced for all skin types

Exfoliate $49.00 An infusion of fresh organic mint, peppermint, and eucalyptus extracts soothes the skin while aloe and apricot fruit extracts nourish the skin and clean the pores.

Gentle micro pearls of rice polish away dead skin, leaving behind a more youthful and luminous complexion after only one use.

•	Promotes cell turnover and provides a fresh canvas which increases the effectiveness of your skin care routine
•	Great to use the day before a special event so your makeup application looks its very best on your skin type
•	Packed with soothing ingredients and antioxidants that help nurture the skin
•	Repairs irritated skin caused by use of harsh chemical skin care products.

Hydrate $37.00 Our Hydrate is a light yet intensely nourishing day cream packed with juicy mango, gentle shea butter, our 5-essential oil blend and the intensely hydrating powerhouse hyaluronic acid!

Quickly eases fine lines and revitalizes as it rehydrates the skin, creating an instant “plumping” effect so your skin is supple and fresh in no time.

•	Oil-free, intensely moisturizing, silky & emollient face cream
•	Lightweight but potent
•	Improves skin’s radiance and clarity
•	Erases fine lines and helps repair the effects of aging
•	Perfect for normal to dry skin

Restore $42.00 Our Restore is a velvety, emollient cream that provides more oils without a greasy feel.

Contains Aloe Vera Gel, Jojoba, Avocado and Grape Seed Oils, 4% African Shea Butter, Vegetable Glycerin and Vitamin E. Extremely mild and over 94% natural. Ideal for sensitive skin.

21

Facial Scrubber $29.00 The scrubber is battery operate and comes with three different brushes. One brush for deep cleaning one brush for derma abrasion and one brush to polish skin

Market Analysis

The skin care markets and especially facial products are dominated by the large makeup companies and companies that specialize in Acne like ProActive. ProActive is a leader in facial skin care with annual sales (according to Internet research) of over 800 million dollars. The size of the global market for skin care is estimated to be over 121 billion dollars and growing a rate of about 5%. The Company feels with its multi-faceted approach to facial skin care backed up with great products will enable it to penetrate this marketplace.

Competition

There is an exhausting list of large billion-dollar competitors in our marketplace, but the Company feels there are only a handful that specifically target facial care and facial cleaning. While many if not all makeup companies offer skin care products they do not concentrate or focus on these products. With a focus on skin care we would consider companies like ProActive, Sephora, Bare Essentials and Neutrogena to companies in our space. As we are a startup company and the “competition” is well established large corporations, the Company does not feel it is yet a substantial competitor to these organizations.

Competitive Edge

DERMA GLISTEN feels it has several competitive advantages that will help the Company in breaking into this well-established market. All our products are botanical based, gentle, uncomplicated, contain no harsh chemicals and are extremely effective.

Online Marketing Strategy

Our online marketing strategy will rely primarily on our website to provide product information and answer the questions customers will have about our products. The following strategies are being used:

We focus on natural skin care products and visually entice our potential customers into purchasing our products. A web site with pictures of flowers and fruits will make the products look so desirable one may be tempted to eat them.

The Company will deploy industry standard online marketing techniques using traditional Internet marketing along with social media. Traditional Internet marketing would include SEO Search Engine Optimization to help customer’s find our site, the company plans to also purchase Google search words that will help place our site at the top of the search engine under certain target word searches.

The company will also attempt to hire influencers that have large followings in social media; these influences can be from a wide range of industries and or activities. Many influencers have millions of followers that read their Tweets, Instagram, Blogs etc.

Traditional Marketing

The Company intends to reach out to beauty writers in magazines and more traditional media who may write about what we perceive to be a desirable beauty product. The Company does not currently envision its products to be sold in bricks and mortar retail outlets, nor does it see itself participating in any major skin care shows. The Company does intend to reach out to the celebrity market to try and get a high-profile person to use our product. Obviously, we would offer to give the celebrity the product or if we could we may negotiate an equity position for a celebrity endorsement.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

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Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademarks.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

Compliance with Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of importing goods. In general, the development and operations of our business is not subject to special regulatory and/or supervisory requirements.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us.

Facilities

We currently are supplied office space free of rent from our sole Director and President and Chief Executive Officer, Jessica Foster, and do not own or rent any physical property, and do not own or rent any real property. Our current business address is Suite 328 14260 W. Newberry Rd. Newberry Fl. 32669-2730

Our agent for service in the USA is State Agent & Transfer Syndicate, Inc., 112 North Curry Street, Carson City, Nevada, 89703. Their telephone number is (775) 882 1013

Management believes that current arrangement is sufficient for its needs at this time. The Company intends to lease its own offices and distribution facilities at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

Employees and Employment Agreements

We have no employees as of the date of this prospectus. We have no employment or other agreement with Jessica Foster our President and Chief Executive Officer or any other person. Jessica Foster currently devotes approximately eight to twelve per week to Company matters and after receiving funding, she plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. We anticipate we will conduct our business largely through consultants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of DERMA GLISTEN for the fiscal year ended May 31, 2017 and related notes, included in this prospectus have been audited by Michael Gillespie & Associates, PLLC, A PCAOB Registered Firm, 10544, Alton Ave, NE, Seattle, WA 98125 and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

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Financial Statements

DERMA GLISTEN, INC.

FINANCIAL STATEMENTS

May 31, 2017

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Derma Glisten, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Derma Glisten, Inc. as of May 31, 2017 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 10, 2017 (inception) through May 31, 2017, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2017 and the results of its operations and its cash flows for the period from January 10, 2017 (inception) through May 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2017.

Seattle, Washington

January 3, 2018

F-2

DERMA GLISTEN, INC

BALANCE SHEET

May 31, 2016

ASSETS

CURRENT ASSETS
Cash	1,103
Cosmetics Inventory Deposit (Note 6)	3,658
TOTAL CURRENT ASSETS	$4,761

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Due to related party	1,470
TOTAL CURRENT LIABILITIES	$1,470

STOCKHOLDERS’ EQUITY
Capital stock (Note 3)
Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 5,000,000 shares of common stock	5,000
Accumulated deficit	(1,709)
TOTAL STOCKHOLDER EQUITY	$3,291
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,761

The accompanying notes are an integral part of these financial statements

F-3

DERMA GLISTEN, INC

STATEMENT OF OPERATIONS

Period from January 10, 2017 (date of inception) to May 31, 2017

EXPENSES

Filing Fees	(1,470)
Office and general	(79)
Advertising and Promotion	(160)

NET LOSS	$(1,709)

BASIC NET LOSS PER SHARE	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	1,958,333

The accompanying notes are an integral part of these financial statements

F-4

DERMA GLISTEN, INC

STATEMENT OF STOCKHOLDERS’ EQUITY

FROM INCEPTION (JANUARY 10, 2017) TO May 31, 2017

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, January 10, 2017	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share January 17, 2017	5,000,000	$5,000			$5,000

Net loss	-	-	-	(1,709)	$(1,709)

Balance, May 31, 2017	5,000,000	$5,000	-	$(1,709)	$3,291

The accompanying notes are an integral part of these financial statements

F-5

DERMA GLISTEN, INC.

STATEMENT OF CASH FLOWS

Cumulative results of operations from inception (January 10, 2017) to May 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,709)
Net cash provided by operations:
Cosmetics Inventory Deposit	(3,658)

NET CASH USED IN OPERATING ACTIVITIES	(5,367)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000
Adjustment to reconcile net loss to net cash used in operating activities
-shareholder loan	1,470
6,470
NET CASH PROVIDED BY FINANCING ACTIVITIES

NET INCREASE IN CASH	1,103

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$1,103

Supplemental cash flow information and noncash financing activities:
Cash paid for:

Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

F-6

DERMA GLISTEN, INC. NOTES TO THE FINANCIAL STATEMENTS May 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

DERMA GLISTEN, INC. (“Company”) is in the initial development stage and has incurred losses since inception totaling $1,709. The Company was incorporated on January 10, 2017 in the State of Nevada and established a fiscal year end of May 31. The company is located at 14260 W. Newberry Rd. Suite 328 Newberry, FL 32669-2765. The Company is a development stage company organized to enter skin care industry. The Company intends to be an on-line store specializing in products that will enhance the appearance of our customers’ facial skin. The Company intends to sell products to treat skin, not makeup products to cover skin.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,709. As at May 31, 2017 the Company has working capital of $3,291. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of May 31, 2017, the Company has issued 5,000,000 founders shares at $0.001 per share for net proceeds of $5,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of May 31, 2017, there were no common stock equivalents outstanding.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at November 30, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. As of May 31, 2017, 5,000,000 shares are issued and outstanding. No preferred shares have been authorized or issued.

As of May 31, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of January 17, 2017, the sole Director had purchased 5,000,000 shares of the common stock in the Company at $0.001 per share with proceeds receivable to the Company totalling $5,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of May 31, 2017, the Company received cash advances from a Director in the amount of $1,470 to pay for incorporation costs and filing fees. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

May 31, 2017

Net loss before income taxes per financial statements	$(1,709)
Income tax rate	34%
Income tax recovery	(581)
Non-deductible	--
Valuation allowance change	581

Provision for income taxes	$–

The significant component of deferred income tax assets at February 28, 2017, is as follows:

May 31, 2017
Net operating loss carry-forward	$581
Valuation allowance	(581)

Net deferred income tax asset	$–

F-8

NOTE 5 – INCOME TAXES (continued)

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management’s judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of May 31 2017, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended February 28, 2017 and no interest or penalties have been accrued as of May 31, 2017. As of May 31, 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through January 3, 2018 the date the financial statements were available to be issued. As of May 31, 2017, the Company had paid for but had not yet received its initial inventory of cosmetics for resale. The inventory was received on June 6, 2017.

The Company has received further cash advances from a Director in the amount of $4,500 for operating use.

F-9

DERMA GLISTEN, INC.

 CONDENSED FINANCIAL STATEMENTS

November 30, 2017

 (Unaudited)

F-10

DERMA GLISTEN, INC.

CONDENSED BALANCE SHEETS

	November 30, 2017	May 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$45	$1,103
Cosmetics Inventory	3,526	3,658

TOTAL CURRENT ASSETS	$3,571	$4,761

OTHER ASSETS
Website	2,620	-

TOTAL OTHER ASSETS	$2,620	-

TOTAL ASSETS	$6,191	$4,761

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to related party	$5,470	$1,470
TOTAL CURRENT LIABILITIES	$5,470	$1,470

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital stock (Note 3)
Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 5,000,000 shares of common stock	$5,000	$5,000
Accumulated Deficit	(4,279)	(1,709)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$721	$3,291

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$6,191	$4,761

The accompanying notes are an integral part of these condensed financial statements.

F-11

DERMA GLISTEN, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended November 30, 2017	Six months ended November 30, 2017

REVENUE
Sales	$290	$290
Less Cost of Goods Sold	(132)	(132)

TOTAL REVENUE	$158	$158

EXPENSES
Advertising & Promotion	$133	$173
Office and general	85	235
Professional fees	-	2,300
Shipping	20	20

TOTAL EXPENSES	$238	$2,728

NET LOSS	$(80)	$(2,570)

BASIC AND DILUTED LOSS PER COMMON SHARE	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000	5,000,000

The accompanying notes are an integral part of these financial statements.

F-12

DERMA GLISTEN, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended November 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,570)
Adjustments to reconcile net loss to net cash used in operating activities
Cosmetics Inventory	132

NET CASH FROM OPERATING ACTIVITIES	$(2,438)

CASH FLOWS FROM INVESTING ACTIVITIES
Website	(2,620)

NET CASH FROM INVESTING ACTIVITIES	$(2,620)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan from related party	$4,000

NET CASH FROM FINANCING ACTIVITIES	$4,000

NET INCREASE (DECREASE) IN CASH	$(1,059)

CASH, BEGINNING	$1,103

CASH, ENDING	$44

Supplemental cash flow information:
Cash paid for:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

F-13

DERMA GLISTEN, INC. NOTES TO THE CONDENSED FINANCIAL STATEMENTS (Unaudited) NOVEMBER 30, 2017

NOTE 1 - NATURE OF OPERATIONS AND BASIS FOR PRESENTATION

DERMA GLISTEN, INC. (“Company”) is in the initial development stage and has incurred losses since inception totaling $4,279. The Company was incorporated on January 10, 2017 in the State of Nevada and established a fiscal year end of May 31. The Company is located at 14260 W. Newberry Rd., Suite 328, Newberry, FL. 32669-2765, USA. The Company is a development stage company organized to enter skin care industry. The Company intends to be an on-line store specializing in products that will enhance the appearance of our customers’ facial skin. The Company intends to sell products to treat skin, not makeup products to cover skin.

The results for the six months ended November 30, 2017 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form S-1 for the year ended May 31, 2017, filed with the Securities and exchange Commission.

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at November 30, 2017, and for all periods presented herein, have been made.

Going concern

To date the Company has generated limited revenues from its business operations and has incurred operating losses since inception of $4,279. As at November 30, 2017, the Company has working capital deficit of $1,899. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of November 30, the Company has issued 5,000,000 founders shares at $0.001 per share for net proceeds of $5,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended May 31, 2017. The unaudited financial statements should be read in conjunction with those financial statements for the year ended May 31, 2017. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the thee months ended November 30, 2017 are not necessarily indicative of the results that may be expected for the year ending May 31, 2018.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the

F-14

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (CON’T)

years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of November 30, 2017, there were no common stock equivalents outstanding.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at November 30, 2017 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. As of November 30, 2017, 5,000,000 shares are issued and outstanding. No preferred shares have been authorized or issued.

As of November 30, 2017, the Company has not granted any stock options and has not recorded any stock-based compensation.

As of January 17, 2017, the sole Director had purchased 5,000,000 shares of the common stock in the Company at $0.001 per share with proceeds receivable to the Company totalling $5,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During this period, the Company received cash advances $4,000 from Jessica Foster, the Company’s President and Director for filing fees, accounting and consulting.

As of November 30, 2017, the balance of due to related party is $5,470. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through February 24,2017, the date the financial statements were available to be issued. In December, 2017 the Company received a cash advance of $500, in January, 2018 it received $1,800 and in February, 2018 it received $1,750.00 from Jessica Foster, the Company’s President and Director, for expenses.

F-15

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In section of the Registration Statement management discusses and analyzes forward looking statements that reflect the views of management in respect to the Company’s future financial performance. Words used in these forward-looking statements are words that refer to future rustic events and are not based on substantial evidence. These words could be words like believe, expect, estimate, anticipate and project these are the words management believes project to forward looking financial performance and statements but are not limited to these words only. A potential investor cannot be completely certain that these statements will be accurate.

Results of Operations

From the date of the Company’s inception January 10, 2017 to November 30, 2017, we have started our plan of operation. The Company has secured the Company’s logo and two graphic images for our first product offering. The Company as of the filing of this offering has sourced its products, hired Godaddy to host its website. The Company has generated limited revenue. The Company has cash of $44 and current liabilities of $5,470. From June 1, 2017 to November 30, 2017, the Company had revenues of $158 and expenses as general and administrative expenses of $255, advertising and promotion costs of $173 and professional fees of $2,300 resulting in a net loss of $2,570.

Liquidity and Capital Resources

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year

DERMA GLISTEN has no substantial revenues anticipated for the next twelve months. Ms. Jessica Foster has advanced to the Company $10,470 comprised of $5,000 from the sale of founders’ stock and $5,470 in loans. The founders stock is priced at $0.001 and Jessica Foster has 5,000,000 shares and is the holder of the majority of our common stock. The Company’s sole officer and director Jessica Foster has indicated that she will be willing to provide a maximum of $25,000 to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds obtained by the Company. However, there is no contract or written agreement in place. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. As November 30, 2017, the Company had $44 in cash.

The Company is attempting to raise capital by shares sold at the end of this offering. There can be no guarantee that if we are successful in this offering that we will be able to sell any of our common stock. Any capital raised by the Company through this registration statement will be applied by the Company to actions set forth in the Use of Proceeds on page 15. Should the Company be unsuccessful in selling all its registered securities we will attempt to use the capital from this offering as per usages set out in the use of proceeds as per percentages.

Plan of Operations

In the event the Company sells less than the 25% ($25,000) of this offering, the Company will not be able to implement its plan of operations. If necessary, the Company’s sole officer and director Jessica Foster has indicated that she will be willing to provide a maximum of $25,000, to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Ms. Foster Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. Assuming we do not raise minimal funds from this offering the Company will be able to stay in business for a twelve-month period. (Refer to Use of Proceeds page 15).

During the next twelve months, DERMA GLISTEN intends to improve its website, source and acquire skin care products and continue its on-line marketing activities.

Over the 12-month period starting upon the effective date of this registration statement, our Company must raise capital to introduce its planned products and continue marketing activities.

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We market our product through our internet store. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan.

In the event that the Company sells 100% of the shares offered, the first phase of our planned operations will be able to source and purchase additional inventory of the finest skin care products. The Company anticipates the first phase of our planned operations to be completed within 90 days of this offering and will cost $53,000 dollars.

The second phase of our planned operations will be to further develop our website and expand our sales and marketing campaign. We expect to have the third phase completed with 280 days of this offering. The Company expects to expend approximately $12,500 during this period.

The third phase of our plan is to refine our product marketing with Google Ad Words, hire an SEO specialist; recruit influencers to initiate a social media campaign. The Company anticipates spending $22,000 dollars during this phase.

The Company anticipates generating more significant revenues within 12 months of this prospectus becoming effective.

If we received only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission (“SEC”). The plans of operation for reduced funding are as follows:

In the event the Company sells 25% of the shares offered, the Company intends to scale back its general business development by reducing product purchases and inventory to $9,000. A website will be functional within 120 days of funding but scaled back to $3,300 due to reduced funding. Sales and marketing activities will be reduced to $3,000 and office supplies and telephone to $1,188. The Company will maintain its filing and reporting obligations with the SEC (see Use of Proceeds page 15).

In the event the Company sells 50% of the shares offered, the Company intends to scale back its general business development by reducing product purchases and inventory to $28,000. A website will be functional within 120 days of funding but scaled back to $5,500 due to reduced funding. Sales and marketing activities will be reduced to $6,000 and office supplies and telephone to $1,988. The Company will maintain its filing and reporting obligations with the SEC (see Use of Proceeds page 15).

In the event the Company sells 75% of the shares offered, the Company intends to scale back its general business development by reducing product purchases and inventory to $42,000. A website will be functional within 120 days of funding but scaled back to $7,500 due to reduced funding. Sales and marketing activities will be reduced to $15,000 and office supplies and telephone to $1,988. The company will maintain its filing and reporting obligations with the SEC (see Use of Proceeds page 15).

Changes in and Disagreements with Accountants on Accounting and Results of Operations

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and address of Executive
Officer and/or Director	Age	Position

Jessica Foster	22	President and Chief Executive Officer, Chief Financial Officer, Secretary Treasure and Director
Suite 328 14260 W. Newberry Rd. Newberry Fl. 32669-2730

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Jessica Foster Biography

Jessica Foster’s work history for the last five years is as follows:

•	August 2015 - Current: University of Florida - Department of Geological Sciences. Web and graphic design. Photography for Geology of National Parks book.
•	March 2015 - Current: Started Beartooth Creative LLC as a consulting media director and freelance web and graphic designer.
•	March 2015 - Current: Media Director for Arch Investments LLC
•	January 2015 - Current: subcontractor for West Virginia GIS Technical Center.
•	January 2015 - Current: Marketing, graphic design, and photography for Gainesville Health and Fitness Personal Training, Pilates, and Tribe Team Training.
•	August 2015 - March 2016: Freelance web and graphic designer
•	May 2015 - August 2015: Marketing and outreach for Memory Mountain Wedding Venue in Mars Hill, North Carolina.
•	August 2013 - May 2015: Master’s Degree Program at West Virginia University. Graduate in 2015 with Masters of Arts in Geography. 4.0 GPA. Thesis concentrated on data visualization and community outreach.
•	May 2013 - December 2015: Worked for the West Virginia GIS Technical Center as a front-end web designer, graphic artist, and GIS Analyst.
•	January 2013 - May 2013: Worked at the University of Florida Department of Geological Sciences doing web maintenance and assisted in converting courses to online platforms.

The Company feels Ms. Fosters, interests, passion, entrepreneurial traits and understanding of the Internet and computer programming make her an acceptable candidate to be President and CEO of DERMA GLISTEN.

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Jessica Foster, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objectives test, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Significant Employees

We have no employees. Our, President and Chief Executive Officer and Secretary, Jessica Foster, is an independent contractor to us and currently devotes approximately eight to twelve hours per week to Company matters. After receiving funding pursuant to our business plan Jessica Foster intends to devote as much time as the Board of Directors deems necessary to management the affairs of the Company.

Jessica Foster has not been the subject of any order, judgement or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment Company, bank, savings and loan association, or insurance Company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities.

Jessica Foster has not been convicted in any criminal proceeding (excluding traffic violations) nor is she subject of any currently pending criminal proceeds.

26

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements.

Management/Director Compensation

There are no current employment agreements between the Company and its officers. Jessica Foster currently devotes approximately eight to twelve hours per week to manage the affairs of the Company. she agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Executive Compensation

DERMA GLISTEN has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows and then, the Company may enter into employment agreements with its sole officer and directors.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (January 10, 2017) through November 30, 2017:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jessica Foster, President	2017	0	0	0	0	0	0	0	0

We have not paid any salaries in 2017. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein

27

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options stock that has not vested, and equity incentive plan awards for each named executive officer as of November 30, 2017:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-ENDOPTION AWARDS STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jessica Foster	0	0	0	0	0	0	0	0	0

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of DERMA GLISTEN has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. DERMA GLISTEN may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (January 10, 2017) through November 30, 2017.

DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jessica Foster	0	0	0	0	0	0	0

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At this time, DERMA GLISTEN has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and Address Beneficial Owner [1]	Amount and nature of beneficial ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Jessica Foster Suite 328 14260 W. Newberry Rd. Newberry, Fl. 32669-2730	5,000,000	100%	55.56%	63.0%	71.43%	83.338%
	All Officers and Directors as a Group (1 person)	5,000,000	100%	55.56%	63.0%	71.43%	83.33%

The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Jessica Foster is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the Company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the Company’s director no value would be gained on increasing the board.

Changes in Control

We are not aware of any arrangement that might result in a change in control in the future.

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Certain Relationships and Related Transactions

On January 17, 2017, we issued a total of 5,000,000 shares of common stock to Ms. Jessica Foster, our sole officer and director, for total cash consideration of $5,000. The Company considered these securities as “Founders” shares. Ms. Jessica Foster purchased her shares at par value being $0.001 per share, considerably lower than the $0.025 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Section 4(2)-Exempted Transactions of the Securities Act of 1933 transactions by an issuer not involving any public offering.

Our sole officer and director provides office space at no charge to the Company. As of November 30, 2017, Ms. Jessica Foster had advanced funds to the Company in the amount of $5,470, and paid expenses on behalf of the Company in the amount of $5,470. The amount due to Jessica Foster ($5,470) is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$12.00
Legal and Accounting fees and expenses	$6,500.00
Printing costs	$500.00
Transfer Agent	$1,500.00
Total	$8,512.00

All amounts are estimates other than the Commission’s registration fee. DERMA GLISTEN is paying all expenses of the offering listed above.

Indemnification of Directors and Officers

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales of Unregistered Securities

DERMA GLISTEN’s authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On January 17,2017, we have subscribed 5,000,000 common shares to our sole officer and director, Ms. Jessica Foster for total consideration of $5,000, or $0.001 per share. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal Opinion with Consent

23.1	Consent of Accountant

Description of Exhibits

Exhibit 3.1

Articles of Incorporation of DERMA GLISTEN, INC., dated January 10, 2017.

Exhibit 3.2

Bylaws of DERMA GLISTEN, INC. approved and adopted on February 6, 2017.

Exhibit 5.1

Opinion of Allan C. Tucci dated March 6, 2018 regarding the legality of the securities being registered.

Exhibit 23.1

Consent of Michael Gillespie and Associates, PLLC, Certified Public Accountants, dated March 12, 2018, regarding the use in this Registration Statement of their report of the auditors and financial statements of DEMA GLISTEN, INC. for the period ending May 31, 2017.

Exhibit 23.2

Consent of Allan C. Tucci, dated March 6, 2018, regarding the use in this Registration Statement of their opinion regarding the legality of the securities being registered (see Exhibit 5 above).

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newberry, Florida, on March 12, 2018.

DERMAGLISTEN, INC

By:	/s/ Jessica Foster
Jessica Foster
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of Newberry, Florida on March 12, 2018.

DERMAGLISTEN, INC

By:	/s/ Jessica Foster
Jessica Foster
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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